News Release
Exhibit 99.1
news release

FOR IMMEDIATE RELEASE	AUGUST 8, 2005
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1    ·    800    ·    TO    ·    SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES ENTERPRISES, INCORPORATED REPORTS SECOND
QUARTER 2005 FINANCIAL RESULTS
EPS of $0.13 exceeds second quarter guidance;
Raising year-end 2005 EPS guidance
TAMPA, FL – August 8, 2005 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the second quarter of 2005, highlights of which are as follows:

	Second Quarter	Second Quarter
(In millions, except per share data)	2005	2004

Revenues	$122.2	$113.5
Income (loss) from Operations	$6.5	$(0.3)

Net Income	$5.0	$1.1

EPS	$0.13	$0.03
•	Americas’ continued client-program growth and better asset utilization drove revenue and earnings per share performance during the quarter

•	Exited second quarter 2005 with cash and cash equivalents of $109.1 million and no outstanding debt

•	Results for the second quarter of 2005 and 2004 included a gain of approximately $0.04 per share in each of the respective quarters related to the sale of U.S. customer contact management centers
Operating Performance by Segment
Americas
Revenues generated from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), totaled $77.3 million, or 63.3% of total revenues, for the second quarter of 2005. This compared to revenues of $68.2 million, or 60.1% of total revenues, for the prior year period. The 13.3% comparable revenue increase, 1.6% of which was from the Canadian acquisition, reflects broad-based growth in client programs and better asset utilization within the Americas region. Approximately 30% of the Americas second quarter 2005 revenues were generated from services provided offshore compared to approximately 28% in the prior year quarter.

On a sequential basis, the Americas’ revenues rose 4% to $77.3 million compared to $74.4 million in the first quarter of 2005, representing the third-sequential quarterly revenue increase in absolute dollar terms. The growth was largely attributable to a sustained increase in customer call volumes across the Americas region coupled with the revenue contribution from the Canadian acquisition.
The Americas’ operating margin before corporate G&A expenses and other charges for the second quarter of 2005 was 16.5% versus 6.9% in the comparable quarter last year. Both comparable periods in 2005 and 2004 included a gain of approximately $1.7 million and $1.5 million, respectively, on the sale of customer contact management centers. The Americas’ operating margin improvement was due to broad-based call volume increases from new and existing client programs, favorable revenue mix-shift to higher margin offshore regions, better asset utilization and lower operating expenses. On a sequential basis, the operating margin increased to 16.5% from 12.8% in the first quarter of 2005, partially attributable to the gain on the sale of a customer contact management center, with the balance from broad-based increases in call volumes, higher margins due to better asset utilization and lower operating expenses.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region declined 0.7% to $44.9 million, representing 36.7% of SYKES’ total revenues for the second quarter of 2005 compared to $45.2 million, or 39.9%, in the prior year’s second quarter. The foreign currency effect to SYKES’ second quarter 2005 EMEA revenues was approximately $1.9 million benefit from the stronger Euro compared with the same period last year. Excluding this foreign currency benefit, EMEA revenues for the second quarter of 2005 decreased approximately $2.2 million, reflecting the ongoing sluggishness in the EMEA market and the resulting decrease in client call volumes, as well as certain program expirations.
Sequentially, EMEA revenues declined $2.1 million, or 4.5%, to $44.9 million compared to $47.0 million in the first quarter of 2005. Approximately $1.8 million of the sequential revenue decline was due to a decline in the Euro and the balance $0.3 million was due to reductions in certain client call volumes.
The operating margin for EMEA before corporate G&A expenses and other charges in the second quarter of 2005 was 3.6% compared to 3.4% in the prior year period. The year-over-year margin increase was principally due to lower operating costs, including lower depreciation expense. Sequentially, the EMEA operating margin declined to 3.6% from 4.3%, reflecting the lower call volume levels.
Corporate Costs
Corporate costs totaled approximately $7.9 million in the second quarter of 2005, an increase of approximately $1.3 million from $6.6 million in the prior year period. The increase was largely Sarbanes-Oxley compliance related.
Other Income and Taxes
Other income for the second quarter of 2005 totaled approximately $0.9 million compared to other income of $1.9 million for the same period in the prior year. The year-over-year other income decline was mostly related to the interest received on foreign income tax refund in the prior year’s second quarter.
During the quarter, the Company’s tax rate was 32.8% versus 30.9% in the same period last year. The 1.9% change in the effective tax rate resulted from an increase in pre-tax book income of $5.9 million, coupled with the shift in geographic mix of earnings and the related tax effects.
Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2005 remained strong with cash and cash equivalents of $109.1 million and no outstanding debt. Approximately $91.4 million of the Company’s June 30th cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. The Company continues to assess whether and to what extent it might repatriate earnings. At June 30, 2005, the Company also had $50 million of capacity available under its credit facility. For the three-months ended June 30, 2005, the Company generated approximately $14.9 million in cash flow from operations.
Business Outlook
Within the Americas region, the Company’s outlook for the full year 2005 is a continuation of the efforts outlined in our first quarter outlook: productivity enhancements and revenue growth within existing accounts; target and ramp new customer accounts; and improve asset utilization. Whereas in the EMEA region, in addition to third-quarter seasonality due to European holidays and on-going Euro-dollar foreign exchange volatility, coupled with persistent economic sluggishness and at-times intense price competition, the Company continues to pursue new revenue growth opportunities to offset the trend of flat-to-slightly-declining customer call volumes and to mitigate the potential impact from the emerging trend of migration of some customer call volumes to Eastern Europe. Though the time and pace uncertainty related to the prospect of an EMEA volume migration remain, it is the Company’s growing belief that the migration could be pushed out into 2006, prompting it to raise its full-year 2005 guidance.
The remainder of the outlook for 2005 does not include the sale of any customer contact management centers.
Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2005:
•	Revenues in the range of $116 million to $121 million
•	Tax provision in the range of $1.2 million to $1.5 million
•	EPS in the range of $0.05 to $0.07 per diluted share
•	Capital expenditures in the range of $4.0 million to $6.0 million
As previously reported, for the twelve months ended December 31, 2005, the Company anticipates the following financial results:
•	Revenues in the range of $480 million to $490 million
•	Tax provision in the range of $6.5 million to $7.0 million
•	EPS in the range of $0.32 to $0.36 per diluted share
•	Capital expenditures in the range of $12.0 million to $15.0 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 9, 2005 at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of

SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom – Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2005	2004
Revenues	$122,194	$113,450
Direct salaries and related costs	(76,026)	(73,867)
General and administrative	(41,369)	(41,315)
Gain on disposal of property & equipment, net	1,627	1,394
Reversal of restructuring & other charges	56	—

Income (loss) from operations	6,482	(338)
Other income	929	1,893

Income before provision for income taxes	7,411	1,555
Provision for income taxes	(2,434)	(481)

Net income	$4,977	$1,074

Net income per basic share	$0.13	$0.03
Shares outstanding, basic	39,289	39,882

Net income per diluted share	$0.13	$0.03
Shares outstanding, diluted	39,445	39,998

*	Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2005	2004
Revenues	$243,566	$234,493
Direct salaries and related costs	(153,455)	(157,256)
General and administrative	(81,259)	(82,591)
Gain on disposal of property & equipment, net	1,696	4,135
Reversal of restructuring & other charges	314	—

Income (loss) from operations	10,862	(1,219)
Other income	883	3,102

Income before provision for income taxes	11,745	1,883
Provision for income taxes	(3,803)	(565)

Net income	$7,942	$1,318

Net income per basic share	$0.20	$0.03
Shares outstanding, basic	39,242	40,045

Net income per diluted share	$0.20	$0.03
Shares outstanding, diluted	39,393	40,194

*	Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Segment Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2005	2004
Revenues:
Americas	$77,306	$68,235
EMEA	44,888	45,215

Total	$122,194	$113,450

Operating Income:
Americas	$12,723	$4,739
EMEA	1,625	1,539

Operating income before reversal of restructuring & other charges and corporate G&A expenses	14,348	6,278

Corporate G&A expenses	(7,922)	(6,616)
Reversal of restructuring & other charges	56	—

Income (loss) from operations	6,482	(338)

Other income	929	1,893
Provision for income taxes	(2,434)	(481)

Net income	$4,977	$1,074

	Six Months Ended
	June 30,	June 30,
	2005	2004
Revenues:
Americas	$151,670	$143,496
EMEA	91,896	90,997

Total	$243,566	$234,493

Operating Income:
Americas	$22,223	$8,112
EMEA	3,635	2,693

Operating income before reversal of restructuring & other charges and corporate G&A expenses	25,858	10,805
Corporate G&A expenses	(15,310)	(12,024)
Reversal of restructuring & other charges	314	—

Income (loss) from operations	10,862	(1,219)

Other income	883	3,102
Provision for income taxes	(3,803)	(565)

Net income	$7,942	$1,318

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets:
Current assets	$206,145	$203,397
Property and equipment, net	76,678	82,891
Other noncurrent assets	30,826	26,238

Total assets	$313,649	$312,526

Liabilities & Shareholders’ Equity:
Current liabilities	$64,719	$66,998
Noncurrent liabilities	39,625	35,493
Shareholders’ equity	209,305	210,035

Total liabilities and shareholders’ equity	$313,649	$312,526

Sykes Enterprises, Incorporated
Supplementary Data
(Unaudited)

	June 30,	June 30,
	2005	2004
Geographic Mix (% of Total Revenue):

Americas (1)	63.3%	60.1%
Europe, Middle East & Africa (EMEA)	36.7%	39.9%

Total	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2005	Q2 2004	FY 2004
Vertical Industry Mix (% of Total Revenue):

Communications	34%	30%	32%
Technology / Consumer	33%	37%	36%
Healthcare	9%	7%	7%
Financial Services	8%	9%	8%
Transportation & Leisure	6%	7%	6%
Other	10%	10%	11%

Total:	100%	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2005	2004

Cash Flow From Operating Activities:
Net income	$4,977	$1,074
Depreciation and amortization	6,225	7,906
Changes in assets and liabilities and other	3,664	(11,226)

Net cash provided (used) by operating activities	$14,866	$(2,246)

Capital expenditures	$3,411	$6,104
Cash interest paid	$253	$54
Cash taxes paid	$3,277	$2,920

	Six Months Ended
	June 30,	June 30,
	2005	2004

Cash Flow From Operating Activities:
Net income	$7,942	$1,318
Depreciation and amortization	13,290	15,807
Changes in assets and liabilities and other	5,038	(18,589)

Net cash provided (used) by operating activities	$26,270	$(1,464)

Capital expenditures	$5,653	$16,861
Cash interest paid	$343	$91
Cash taxes paid	$5,143	$5,027